As filed with the Securities and Exchange Commission on March 17, 2008.

Registration No. 333-129254

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HILLTOP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Maryland	84-1477939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1330

Dallas, Texas 75201

(214) 855-2177

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Corey G. Prestidge

General Counsel

Hilltop Holdings Inc.

200 Crescent Court, Suite 1330

Dallas, Texas 75201

(214) 855-2177

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐  Accelerated filer ☒   Non-accelerated filer ☐  Smaller reporting company ☐

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

On October 26, 2005, Hilltop Holdings Inc. (formerly known as Affordable Residential Communities Inc.) (“Hilltop”) and Affordable Residential Communities LP (“ARC LP”) filed a registration statement on Form S-11/S-3 (No. 333-129254) (the “Form S-11/S-3”), which registered $96,600,000 aggregate principal amount of 7½% Senior Exchangeable Notes due 2025 of ARC LP (the “Senior Notes”) and 6,750,524 shares of common stock of Hilltop (the “Common Stock”) for resale from time to time.  The Form S-11/S-3 was declared effective by the Securities and Exchange Commission on May 5, 2006.

This Post-Effective Amendment No. 1 deregisters all of the Senior Notes that remain unsold hereunder as of the date hereof.  Hereinafter, this registration statement shall solely be a registration statement of Hilltop on Form S-3 with respect to resales of the Common Stock.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 14, 2008.

HILLTOP HOLDINGS INC.

By:	/s/ LARRY D. WILLARD
Larry D. Willard
President and Chief Executive Officer
(on behalf of the registrant and
as principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY D. WILLARD	President, Chief Executive Officer	March 14, 2008
Larry D. Willard	and Director (principal executive
officer)

/s/ DARREN PARMENTER	Senior Vice President- Finance	March 14, 2008
Darren Parmenter	(principal financial and accounting officer)

/s/ GERALD J. FORD	Chairman of the Board and Director	March 14, 2008
Gerald J. Ford

/s/ RHODES R. BOBBITT	Director	March 14, 2008
Rhodes R. Bobbitt

/s/ W. JORIS BRINKERHOFF	Director	March 14, 2008
W. Joris Brinkerhoff

/s/ CHARLES R. CUMMINGS	Director	March 14, 2008
Charles R. Cummings

S-1

/s/ J. MARKHAM GREEN	Director	March 14, 2008
J. Markham Green

/s/ C. CLIFTON ROBINSON	Director	March 14, 2008
C. Clifton Robinson

/s./ JAMES R. STAFF	Director	March 14, 2008
James R. Staff

s/ CARL B. WEBB	Director	March 14, 2008
Carl B. Webb

S-2